CLYDE BAILEY P.C.						 	            _
Certified Public Accountant
10924 Vance Jackson #404
San Antonio, Texas 78230
(210) 699-1287(ofc.)
(888) 699-1287 ? (210) 691-2911 (fax)

Member:
American Institute of CPA's
Texas Society of CPA's


January 25, 2005


I consent to the use, of my report dated November 24, 2004, in the Form SB-2 registration statement, on the financial statements of Lam Liang Corp. dated October 31, 2004, included herein and to the reference made to me.


/s/ Clyde Bailey P.C.
San Antonio, Texas